Exhibit 10.1

Per Section 6.1(a) of the Business Combination Agreement, dated as of 14 August 2015 (the “Agreement”), by and among Marathon Group SA, a Luxembourg société anonyme, Uniloc Luxembourg, S.A., a Luxembourg société anonyme, Uniloc Corporation Pty. Limited, an Australian company limited by shares ACN 058 043 744 (“Uniloc Australia”), and Marathon Patent Group, Inc., a Nevada corporation (“Marathon”), the undersigned agree to terminate the Agreement.

MARATHON GROUP SA		UNILOC LUXEMBOURG S.A.

By:		By:
Name:	Richard S. Chernicoff	Name:	Craig Etchegoyen
Title:	Director	Title:	CEO

MARATHON PATENT GROUP, INC.

By:
Name:	Douglas B. Croxall
Title:	Chief Executive Officer

UNILOC CORPORATION PTY LIMITED

By:
Name:	Craig Etchegoyen
Title:	Chairman